EXHIBIT 99

     MSW Energy Holdings LLC Announces Third Quarter 2004 Financial Results

     MONTVALE, N.J.--(BUSINESS WIRE)--Nov. 15, 2004--MSW Energy Holdings LLC ("MSW Energy Holdings" or "Company") filed its Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission on November 12, 2004 and will be hosting a conference call to discuss the results today at 10 a.m. EDT. The third-quarter 2004 financial results conference call for MSW Energy Holdings II LLC ("MSW Energy Holdings II"), MSW Energy Finance Co. II, Inc. and MSW Energy Finance Co., Inc. will be combined with this call. Anyone who wishes to participate should dial 888-489-9708. The call will be recorded and can be reviewed until November 22, 2004 by dialing 800-642-1687 and using 1994952 as the passcode. A transcript of the conference call also will be available on the Company's investor information page by the end of the day November 17, 2004 at www.mswenergy.com. A copy of the Company's Form 10-Q for the quarter ended September 30, 2004 is available on the investor information page and on the Securities and Exchange Commission's website.
     MSW Energy Holdings owns a 49.8% indirect membership interest in Ref-Fuel Holdings LLC ("Ref-Fuel Holdings"). Ref-Fuel Holdings and its subsidiaries own or control and operate waste-to-energy facilities in the northeastern United States. Subsidiaries of Ref-Fuel Holdings that operate such facilities derive revenue principally from disposal or tipping fees for accepting municipal solid waste and from the sale of energy in the form of electricity and steam.

     Highlights of MSW Energy Holdings

     On August 31, 2004, American Ref-Fuel Holdings Corp. (formerly United American Energy Holdings Corp.) ("Holdings Corp."), the indirect parent of MSW Energy Holdings II and managing member of the Company, and certain investment funds affiliated with Credit Suisse First Boston Private Equity, Inc. ("CSFB Private Equity") and certain funds managed by AIG Global Investment Corp. ("AIGGIC") effected a series of transactions that resulted in Holdings Corp. becoming the direct parent of the Company ("the August 31 Transactions").
     Prior to the August 31 Transactions, as a result of a series of transactions known as the Equalization Transactions, which were consummated on April 30, 2004, affiliates of CSFB Private Equity and certain funds managed by AIGGIC beneficially owned approximately 60% and 40%, respectively, of the equity interests in each of the Company and Holdings Corp., and Holdings Corp. owned a 0.01% managing member interest in the Company.
     The Equalization Transactions also resulted in Holdings Corp. assuming full control of the management and operations of the Company and Ref-Fuel Holdings through its interests in the Company and MSW Energy Holdings II. MSW Energy Holdings II owns directly and indirectly the other 50% interest in Ref-Fuel Holdings, pursuant to a separate series of transactions ("UAE Merger") completed on December 12, 2003, whereby MSW Energy Holdings II acquired its membership interest in Ref-Fuel Holdings.
     As a result of the Equalization Transactions, the Company has effective control of Ref-Fuel Holdings, and is therefore consolidating its results of operations and cash flows for the period from May 1, 2004, and the balance sheet as of April 30, 2004.
     Because MSW Energy Holdings has only held its interest since June 30, 2003, there are no financial results for the nine months ended September 30, 2003 comparable to the nine months ended September 30, 2004.


MSW Energy Holdings         For the Three  For the Three For the Nine
(unaudited, in thousands)   Months Ended   Months Ended  Months Ended
                            September 30,  September 30, September 30,
                                2004           2003          2004
                            -------------- ------------- ------------

Statement of Operations
 Data:
Net revenues                $     112,958  $          -  $   186,410
Equity in net earnings of
 Ref-Fuel Holdings                      -        10,950        6,545
Operating expenses                (44,430)            -      (75,139)
Depreciation and
 amortization expense             (16,820)            -      (27,993)
Administrative and
 general expense                   (9,269)         (602)     (17,024)
Gain (Loss) on asset retirement       218             -         (618)
Interest income                       890            79        1,419
Interest expense                  (17,274)       (5,008)     (35,566)
Minority interest in net
 income of subsidiaries           (15,502)            -      (23,498)
Other income, net                       3             -          105
Income taxes                       (1,427)            -       (1,640)
                              ------------   -----------   ----------
Net income                  $       9,347  $      5,419  $    13,001
                              ------------   -----------   ----------
Cash Flow Data:
Cash provided by
 operating activities                                    $   104,964
Cash used in investing
 activities                                                  (10,283)
Cash used in financing
 activities                                                  (25,631)
Balance Sheet Data (at
 September 30, 2004):
Total assets                                             $ 2,103,405
Total debt                                                 1,296,728
Minority interest in
 consolidated subsidiaries                                   362,478
Total members' equity                                        136,864

     For the Three Months and Nine Months Ended September 30, 2004. For the three months and the nine months ended September 30, 2004, net revenues totaled $113.0 million and $186.4 million, respectively, which includes the consolidated results of operations of Ref-Fuel Holdings for the respective three month and five month periods ended September 30, 2004. Equity in net earnings of Ref-Fuel Holdings for the three months ended September 30, 2003 represents our share of Ref-Fuel Holdings three month earnings. Equity in net earnings of Ref-Fuel Holdings for the nine months ended September 30, 2004 represents our share in the net earnings of Ref-Fuel Holdings for the four months ended April 30, 2004. Prior to the Equalization Transactions, which were consummated on April 30, 2004, we accounted for our investment in Ref-Fuel Holdings under the equity method of accounting.
     For the three months ended September 30, 2004, Ref-Fuel Holdings distributed $10.0 million to its members. The Company's cash distributions to its members totaled $1.4 million during the quarter and for the nine months distributions to its members were $19.9 million.
     The following includes a financial measure which is not a measure under generally accepted accounting principles ("GAAP") and is not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, this measure may not be comparable to those used by other companies. For the twelve months ended September 30, 2004, the ratio of proportionate Adjusted EBITDA to proportionate interest expense was 3.3x.* This information is being discussed because the indenture under which our Senior Notes were issued requires, among other things, but subject to certain exceptions, that we not permit any restricted payment unless certain ratio covenants based on our proportionate ownership of Ref-Fuel Holdings have been met.

     Forward-looking Information or Statements

     All statements other than statements of historical facts included in this press release or the conference call that address activities, events or developments that we expect, or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
     These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

     Additional Information

     This press release does not constitute an offer to sell securities or a solicitation of an offer to purchase securities.

     * Non-GAAP financial measure.


     CONTACT: MSW Energy Holdings LLC
              Joanne Pagliuca, 201-690-4800